EXHIBIT 32.2(a)

CERTIFICATION OF FORMER CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, William B. Kutney, Sr., Former Chief Financial Officer of Lifeline Therapeutics, Inc. (the “Company”), hereby certify that, to the best of my knowledge:

1.

The Company’s amendment to the Quarterly Report on Amendment No. 1 to Form 10-QSB for the period ended March 31, 2005, to which this certification is attached as Exhibit 32.2 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 30, 2006	/s/ William B. Kutney, Sr.
William B. Kutney, Sr., Former Chief Financial Officer